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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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Filed by a Party other than the Registrant ☐
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☒ Definitive Proxy Statement
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Main Street Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 6, 2004

Dear Fellow Shareholder:

        On behalf of the Board of Directors and management of Main Street Trust, Inc., I cordially invite and encourage you to attend the annual meeting of shareholders of Main Street, to be held at 7:00 p.m. on Tuesday, May 11, 2004, at The Forum at Carle, 611 West Park Street, Urbana, Illinois. A reception will be held beginning at 6:00 p.m. where you can meet and talk with directors and other members of management. The accompanying notice of annual meeting of shareholders and proxy statement discuss the business to be conducted at the meeting. At the meeting we shall report on our operations, our progress and the outlook for the year ahead.

        Our Nominating Committee has nominated ten persons to serve as directors for a term of one year. All of the nominees are incumbent directors. We recommend that you vote your shares for each of the director nominees.

        We encourage you to attend the meeting in person. However, whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. This will ensure that your shares are represented at the meeting.

        If you have any questions concerning these matters, please do not hesitate to contact me at (217) 351-6500. We look forward to the opportunity to visit with you.

Sincerely,

Van A. Dukeman President and Chief Executive Officer

Please RSVP for the reception by MAY 6, 2004 to Teresa Marsh via email at tmarsh@bankillinois.com, or by telephone at 217.351.6506. (Please respond with the name(s) of those attending ONLY.)

Directions for those traveling on Interstate 72: As you reach Champaign, I-72 becomes University Avenue. Take University Avenue through Champaign to Urbana. After crossing Lincoln Avenue, you will see Carle Foundation Hospital on the left (north side) and Carle Clinic Association on the right (south side). Please turn on Orchard Street. For your convenience, there are parking decks on both the North and South ends of Orchard Street. You may park in either one. The Forum is located on the North Side of the North Parking Deck.

MAIN STREET TRUST, INC.
100 West University Avenue
Champaign, Illinois 61820
(217) 351-6500

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 11, 2004

To the Shareholders of

        MAIN STREET TRUST, INC.

        The annual meeting of the shareholders of Main Street Trust, Inc., an Illinois corporation, will be held at The Forum at Carle, 611 West Park Street, in Urbana, Illinois, on Tuesday, May 11, 2004, at 7:00 p.m., local time, for the following purposes:

  1.
  to elect ten directors for a term of one year; and

  2.
  to transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.

        The Board of Directors has fixed the close of business on March 24, 2004, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. In the event there is an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the meeting may be adjourned or postponed in order to permit further solicitation of proxies.

By Order of the Board of Directors

Van A. Dukeman President and CEO
Champaign, Illinois April 6, 2004

PLEASE DATE, SIGN AND RETURN THE PROXY CARD FOR THE COMPANY'S ANNUAL MEETING PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

MAIN STREET TRUST, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 11, 2004

        Main Street Trust, Inc. is an Illinois corporation that was formed through the merger of BankIllinois Financial Corporation and First Decatur Bancshares, Inc. in March 2000. Main Street is the holding company of BankIllinois, an Illinois state bank, and The First National Bank of Decatur, a national banking organization. In addition, Main Street is also the parent company of FirsTech, Inc., a retail payment processing company.

        This proxy statement is furnished in connection with the solicitation by the Board of Directors of Main Street of proxies to be voted at the annual meeting of shareholders to be held at The Forum at Carle, 611 West Park Street, Urbana, Illinois, on Tuesday, May 11, 2004, at 7:00 p.m., local time, and at any adjournments or postponements of the meeting. This proxy statement is first being mailed to our shareholders on or about April 6, 2004.

ANNUAL MEETING AND VOTING INFORMATION

        The following information regarding the meeting and the voting process is presented in a question and answer format.

Why am I receiving this proxy statement and proxy card?

        You are receiving a proxy statement and proxy card from us because on March 24, 2004, you owned shares of Main Street's common stock. This proxy statement describes the matters that will be presented for consideration by the shareholders at the annual meeting. It also gives you information concerning the matters to assist you in making an informed decision.

        When you sign the enclosed proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change.

        If you have signed and returned the proxy card and an issue comes up for a vote at the meeting that is not identified on the form, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

What matters will be voted on at the meeting?

        You are being asked to vote on the election of ten directors of Main Street for a term expiring in 2005.

If I am the record holder of my shares, how do I vote?

        You may vote either by mail or in person at the meeting. To vote by mail, complete and sign the enclosed proxy card and mail it in the enclosed envelope. If you mark your proxy card to indicate how you want your shares voted, your shares will be voted as you instruct.

        If you sign and return your proxy card but do not mark the form to provide voting instructions, the shares represented by your proxy card will be voted "for" all nominees for director named in this proxy statement and by the appointed proxies in accordance with his or her judgment on any other matter brought before the meeting.

        If you want to vote in person, please come to the meeting. We will distribute written ballots to anyone who wants to vote at the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change. Please note, that if your shares are held in the name of your broker (or in what is usually referred to as "street name"), you will need to arrange to obtain a "legal proxy" from your broker in order to vote in person at the meeting.

If I hold shares in the name of a broker or fiduciary, who votes my shares?

        If you received this proxy statement from your broker or a trustee or other fiduciary who may hold your shares, your broker or fiduciary should have given you instructions for directing how they should vote your shares. It will then be their responsibility to vote your shares for you in the manner you direct. As discussed above, if you want to vote in person at the meeting, you will need to arrange to obtain a "legal proxy" from your broker or fiduciary in order to vote in person at the meeting.

        Under the rules of various national and regional securities exchanges, brokers may generally vote on routine matters, such as the election of directors, but cannot vote on non-routine matters, such as an amendment to the articles of incorporation, the adoption or amendment of a stock option plan, unless they have received voting instructions from the person for whom they are holding shares. If your broker does not receive instructions from you on how to vote particular shares on matters on which your broker does not have discretionary authority to vote, your broker will return the proxy form to us, indicating that he or she does not have the authority to vote on these matters. This is generally referred to as a "broker non-vote" and will affect the outcome of the voting as described below, under "How many votes are needed for approval of each proposal?" Therefore, we encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. This ensures that your shares will be voted at the meeting.

What does it mean if I receive more than one proxy card?

        It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. Please sign and return ALL proxy cards to ensure that all your shares are voted.

What if I change my mind after I return my proxy?

        If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

  •
  signing another proxy with a later date and returning that proxy to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10273-0923;

  •
  sending notice to us that you are revoking your proxy; or

  •
  voting in person at the meeting.

        If you hold your shares in the name of your broker and desire to revoke your proxy, you will need to contact your broker to revoke your proxy.

How many votes do we need to hold the annual meeting?

        A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.

        Shares are counted as present at the meeting if the shareholder either:

  •
  is present in person at the meeting; or

  •
  has properly submitted a signed proxy card or other proxy.

        On March 24, 2004, the record date, there were 9,534,243 shares of common stock issued and outstanding. Therefore, at least 4,767,122 shares need to be present at the annual meeting.

What happens if a nominee is unable to stand for re-election?

        The Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. You cannot vote for more than ten nominees. The Board has no reason to believe any nominee will be unable to stand for re-election.

What options do I have in voting on each of the proposals?

        You may vote "for" or "withhold authority to vote for" each nominee for director. You may vote "for," "against" or "abstain" on any other proposal that may properly be brought before the meeting. Abstentions will be considered in determining the presence of a quorum but will not affect the vote required for election of directors.

How many votes may I cast?

        Generally, you are entitled to cast one vote for each share of stock you owned on the record date. The proxy card included with this proxy statement indicates the number of shares owned by an account attributable to you.

How many votes are needed for each proposal?

        The ten individuals receiving the highest number of votes cast "for" their election will be elected as directors of Main Street. Broker non-votes will not be counted as entitled to vote, but will count for purposes of determining whether or not a quorum is present on the matter. Therefore, a broker non-vote has no effect on the election of directors.

Where do I find the voting results of the meeting?

        We will announce voting results at the meeting. The voting results will also be disclosed in our Form 10-Q for the quarter ended June 30, 2004.

Who bears the cost of soliciting proxies?

        We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors or employees of Main Street or its subsidiaries may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

ELECTION OF DIRECTORS

        Main Street has one class of directors. At the annual meeting on May 11, 2004, ten directors will be elected for a term of one year or until their respective successors are elected and qualified.

        Set forth below is information, as of March 24, 2004, concerning the nominees for election including age, year first elected a director as well as each director's business experience during the previous five years. Each of the nominees for election as directors is an incumbent director. The Board of Directors recommends a vote FOR each of the nominees.

NOMINEES

Name (Age)	Director since(1)	Position with Main Street and Occupation for the last five years
David J. Downey (Age 62)	1992	Director of Main Street; Director of BankIllinois Financial (1992-2000); President of The Downey Group, Inc. (estate planning, wealth transfer and executive compensation organization) (1963-present)
Van A. Dukeman (Age 45)	1994
		Director, President and Chief Executive Officer of Main Street and Director, Chairman of the Board and Chief Executive Officer of BankIllinois; Director, President and Chief Executive Officer of Main Street and BankIllinois (2000-2001); Director, President and Chief Executive Officer of BankIllinois Financial and BankIllinois (1998-2000); Director and President of BankIllinois Financial and BankIllinois (1994-1998)
Larry D. Haab (Age 66)	1987
		Director of Main Street; Director of First Decatur (1987-2000); Chairman, President and Chief Executive Officer of Illinois Power Company (a public electric and gas utility) (1991-1998); Director of Illinova, the holding company of Illinois Power Company and consultant to Illinova (1998-2000)
Frederic L. Kenney (Age 45)	1996
		Director of Main Street; Director of First Decatur (1996-2000); Attorney for Winters, Featherstun, Gaumer, Kenney, Postlewait and Stocks (1983-2001); Corporate Counsel, Archer Daniels Midland (2001-present)
Gregory B. Lykins (Age 56)	1994
		Director and Chairman of the Board of Main Street; Director and Vice Chairman of the Board of Main Street (2000-2001); Director and Chairman of the Board of BankIllinois Financial and BankIllinois (1998-2000); Director, Chairman of the Board and Chief Executive Officer of BankIllinois Financial and BankIllinois (1994-1998)
August C. Meyer, Jr. (Age 66)	1962	Director of Main Street; Director of BankIllinois Financial (1962-2000); President, Midwest Television, Inc. (1976-present)
Gene A. Salmon (Age 59)	1991	Director of Main Street; Director of BankIllinois Financial (1991-2000); President, Cross Construction, Inc. (1979-present)
George T. Shapland (Age 73)	1994	Director of Main Street; Director of BankIllinois Financial (1994-2000); President, Shapland Management Co. (a real estate management company) (1990-present)
Thomas G. Sloan (Age 55)	1995
		Director of Main Street; Director of First Decatur (1995-2000); President and Chief Executive Officer of Sloan Implement Co., Inc. (a John Deere implement dealer in Assumption, Illinois) (1971-present)

H. Gale Zacheis, M.D. (Age 65)	1990	Director of Main Street; Director of First Decatur (1990-2000); practicing surgeon and physician in Decatur, Illinois (1973-present)

(1)
Indicates the year first elected to the Board of Directors of BankIllinois Financial or First Decatur, the predecessor companies to Main Street.

        All of Main Street's directors will hold office for a term of one year, or until their respective successors are duly elected and qualified, and all executive officers hold office for a term of one year. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of a substitute nominee recommended by our Nominating Committee. At this time, we do not know of any reason why any nominee may refuse or be unable to serve as a director, if re-elected. There are no arrangements or understandings between any of the directors, executive officers or any other person pursuant to which any of Main Street's directors or executive officers have been selected for their respective positions.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

General

        Currently, there are twelve directors serving on the Board of Directors of Main Street and, after the annual meeting, the number of directors will be reduced to ten. Generally, the Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of Main Street, which is monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the full Board, which are held on a monthly basis, special meetings held from time to time and through committee membership, which is discussed below. Our directors also discuss business and other matters with our key executives and our principal external advisers (legal counsel, auditors and other consultants).

        A majority of our directors are deemed to be "independent" as defined by the Nasdaq Stock Market, Inc. Because of their positions as executive officers, Messrs. Dukeman, Lykins and Wise are not "independent" under the rules established by Nasdaq. The remaining directors are deemed to be independent. The Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating Committee, among other committees. In 2003, Main Street's Board held a total of thirteen regularly scheduled and special meetings. All directors attended at least 75% of the meetings of the Board and committees on which they served. If a director is unable to attend a meeting, it is our policy to solicit his input regarding the actions to be taken at the meeting, as well as his ratification of the actions taken at the meeting.

        Although we do not have a formal policy regarding director attendance at the annual meeting, we encourage and expect all of our directors to attend. Last year, eleven of twelve of the directors were present at the annual meeting.

Audit Committee

        In 2003, Messrs. Zacheis (Chair), Salmon, Sloan and VanBuskirk were members of the Audit Committee and they will continue to serve in 2004, with the exception of Mr. VanBuskirk. Each of these members is deemed to be "independent" as defined by Nasdaq and the rules and regulations promulgated by the Securities and Exchange Commission. Currently, the Audit Committee does not have an "audit committee financial expert" as defined in the rules and regulations of the Securities and Exchange Commission. Although the board of directors has determined that each of the committee members possesses the necessary skills and qualifications to critically analyze our financial statements and financial reporting process and to perform the other duties required of service on the committee, the Board has not determined that any of the current committee members meets the definition of an "audit committee financial expert" as set forth by the Securities and Exchange Commission.

        The functions performed by the Audit Committee include, but are not limited to, the following:

  •
  selecting and managing the relationship with our independent auditors;

  •
  reviewing the independence of the independent auditors;

  •
  reviewing actions by management on recommendations of the independent auditors and internal auditors;

  •
  meeting with management, the internal auditors and the independent auditors to review the effectiveness of our system of internal control and internal audit procedures;

  •
  reviewing our earnings releases and reports filed with the Securities and Exchange Commission; and

  •
  reviewing reports of bank regulatory agencies and monitoring management's compliance with recommendations contained in those reports.

        To promote independence of the audit function, the Audit Committee consults both separately and jointly with the independent auditors, the internal auditors and management. The Audit Committee has adopted a written charter, which sets forth the committee's duties and responsibilities. We attached a copy of the current charter to last year's proxy statement which is available on the Securities and Exchange Commission's website at www.sec.gov. The Audit Committee met four times in 2003.

Compensation and Nominating Committees

        In 2003, we had a Compensation Committee and a Nominating Committee. Both committees were comprised of the same members: Messrs. VanBuskirk (Chair), Downey, Haab, Kenney and Meyer and each will continue on the committees in 2004, with the exception of Mr. VanBuskirk. Each of these members is deemed to be "independent" as defined by Nasdaq. The Compensation Committee is responsible for setting the compensation of executive officers of Main Street, including the review and approval of base salaries, review of salaries of executive officers compared to other financial services holding companies in the region, fringe benefits, and incentive compensation. The committee also reviews compensation to be paid to Main Street's directors for service on the Board of Directors and attendance at Board and committee meetings. The Nominating Committee is charged with identifying and nominating individuals to be presented to our shareholders for election or re-election to the Board of Directors. Although neither committee has adopted a formal charter, the Board has adopted a Director Policy which addresses the purpose of the Nominating Committee and the qualifications of the directorship. The Compensation and Nominating Committees met jointly four times in 2003.

Director Nominations and Qualifications

        In carrying out its nominating function, the Nominating Committee evaluates all potential nominees for election, including incumbent directors, Board nominees and shareholder nominees, in the same manner. However, the committee is not currently seeking out candidates to serve on the Board and we did not receive any shareholder nominations for the 2004 annual meeting. Generally, the committee believes that, at a minimum, directors should possess certain qualities, including the highest personal and professional ethics and integrity, a sufficient educational and professional background, demonstrated leadership skills, sound judgment, and a strong sense of service to the communities which we serve. Our Director Policy states that Board members shall be active leaders in their businesses or organizations and be knowledgeable about business and community issues. It is expected that Board members will own a minimum of 20,000 shares of the our common stock as a director of Main Street and a minimum of 2,000 shares as a director of one of the subsidiaries. It is recognized that Board members may not initially own these minimums, however, it is expected that directors would attain this level of ownership within a period of a few years. The committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members and whether they are "independent" (to ensure that at least a majority of the directors will, at all times, be independent). The committee has not, in the past, retained any third party to assist it in identifying candidates, but it has the authority to retain a third party firm or professional for the purpose of identifying candidates.

Director Compensation

        In 2003, non-employee directors of Main Street were granted options to purchase 5,000 shares of common stock for serving on the Board of Directors of Main Street. These options vest ratably over a one year period. In addition, non-employee directors received the following cash compensation:

Attendance fee for each bank board meeting attended	$500
Annual attendance fee for service on the FirsTech Board	$1,250
Annual attendance fee for service on the Audit Committee	$1,000
Annual attendance fee for service on Compensation and Nominating Committees combined	$500
Annual attendance fee for service on Senior Loan Committee	$5,000
Annual attendance fee for service on the Trust Administration Committee	$1,250

        Directors of Main Street who are also employees were not separately compensated for service on the Boards or committees. We anticipate that we will continue this level of compensation in 2004, including option grants to the directors.

Code of Ethics

        We have a code of ethics in place that applies to our Chief Executive Officer and Chief Financial Officer. Shareholders can receive a copy of the code free of charge by contacting Teresa Marsh, our Corporate Secretary, at 100 W. University Avenue, Champaign, IL 61820.

Certain Relationships and Related Transactions

        Directors and officers of Main Street and its respective subsidiaries were customers of and had transactions with, Main Street and its subsidiaries during 2003. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

        In November 1999, BankIllinois Financial entered into a lease agreement with Midwest Television, Inc. for office space located in Main Street's main office building located at 100 West University Avenue, Champaign. Main Street is now a party to the lease as successor of BankIllinois Financial. Mr. Meyer, a director of Main Street, serves as president of Midwest Television, Inc., and is a controlling shareholder of Midwest Television, Inc. Lease payments are approximately $82,000 annually. In addition, Main Street leases space from Mr. Meyer in a building that is used for Main Street's campus branch banking operations, with lease payments totaling approximately $54,000 annually. Management believes that the terms of these leases are no less favorable to Main Street or its subsidiaries than would have been obtained from non-affiliated parties.

General Communications with the Board

        Shareholders may contact our Board of Directors by contacting Mr. Gregory B. Lykins, Chairman of the Board, Main Street Trust, Inc., 100 West University Avenue, Champaign, Illinois 61820.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information regarding Main Street's common stock beneficially owned on March 24, 2004 with respect to all persons known to Main Street to be the beneficial owner of more than five percent of the common stock, each director and nominee, other named executive officers and all directors and executive officers of Main Street as a group.

Name of Individual and Number of Persons in Group	Amount and Nature of Beneficial Ownership(1)	Percent of Class
David J. Downey	261,764	2.7%
Van A. Dukeman(2)	142,458	1.5%
Larry D. Haab(3)	27,279	*
Frederic L. Kenney(4)	61,191	*
Gregory B. Lykins(5)	333,133	3.5%
August C. Meyer, Jr.(6)	1,965,776	20.6%
Gene A. Salmon	131,297	1.4%
George T. Shapland	370,159	3.9%
Thomas G. Sloan	75,650	*
Roy V. VanBuskirk	59,491	*
Phillip C. Wise(7)	18,951	*
H. Gale Zacheis(8)	36,335	*
Robert F. Plecki, Jr.(9)	19,109	*
Christopher M. Shroyer(10)	11,084	*
David B. White	12,176	*
All directors and executive officers as a group(11) (17 persons)	3,540,841	36.1%

*
Less than one percent.

(1)
The information contained in this column is based upon information furnished to Main Street by the persons named above and the members of the designated group. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. Pursuant to the rules of the Securities and Exchange Commission, shares obtainable through the exercise of options which are currently exercisable, or which will become exercisable within 60 days of the date of the information contained in this table, are included as beneficially owned. The number of shares obtainable through options and included in this table are as follows: 22,073 shares for Messrs. Downey, Kenney, Salmon, Shapland, Sloan, VanBuskirk, Meyer and Zacheis; 6,311 shares for Mr. Haab; 10,549 shares for Messrs. White and Plecki; 8,292 for Mr. Wise; 7,242 for Mr. Shroyer; 17,042 shares for Mr. Dukeman; and 16,820 shares for Mr. Lykins. Each director and officer has sole voting and investment power over such shares. Inclusion of shares shall not constitute an admission of beneficial ownership or voting or investment power over such shares.

(2)
Includes 2,866 shares owned by Mr. Dukeman's spouse over which Mr. Dukeman has shared voting and investment power, and 1,811 shares held in the Main Street Profit Sharing Plan.

(3)
Includes 2,707 shares held in a trust for which Mr. Haab serves as trustee over which Mr. Haab has shared voting and investment power.

(4)
Includes 29,208 shares owned by Mr. Kenney's spouse over which Mr. Kenney has shared voting and investment power; 554 shares owned jointly with Mr. Kenney's spouse over which Mr. Kenney has shared voting and investment power; and 2,097 shares held by Mr. Kenney's minor children over which Mr. Kenney has shared voting and sole investment power.

(5)
Includes 4,209 shares owned by Mr. Lykins' spouse over which Mr. Lykins has shared voting and investment power and 1,675 shares held in the Main Street profit sharing plan.

(6)
Includes 1,758,112 shares held in certain trusts for which Mr. Meyer serves as trustee and is the beneficiary and 170,996 shares held by a limited partnership in which Mr. Meyer is a general partner. Mr. Meyer exercises no voting and has sole investment power over such shares. Mr. Meyer disclaims beneficial ownership over all such shares.

(7)
Includes 9,004 shares held jointly with Mr. Wise's spouse over which he has shared voting and investment power and 1,655 shares held in the Main Street profit sharing plan.

(8)
Includes 1,082 shares owned by Dr. Zacheis' spouse over which Dr. Zacheis has shared voting and investment power.

(9)
Includes 169 shares held in the Main Street profit sharing plan.

(10)
Includes 274 shares owned jointly with Mr. Shroyer's spouse over which he has shared voting and investment power, and 3,568 shares held in the Main Street profit sharing plan.

(11)
Includes 264,292 total shares obtainable through the exercise of options that are currently exercisable.

        Certain principal shareholders of Main Street were parties to a Second Amended and Restated Shareholders' Agreement which terminated in October, 2003. These shareholders originally entered into a Shareholders' Agreement as shareholders of BankIllinois Financial and the amended agreement continued after the merger transaction with First Decatur into Main Street. The agreement affected the purchase and sale of the common stock of Main Street owned by the parties to the agreement, who were August C. Meyer, Jr. and certain related entities, David J. Downey, George T. Shapland, Gregory B. Lykins and Van A. Dukeman.

Compliance with Section 16(a) of the Securities Exchange Act

        Section 16(a) of the Securities Exchange Act requires that the directors, executive officers and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us and, if appropriate, representations made by any reporting person concerning whether a Form 5 was required to be filed for 2003, we are not aware of any failures to comply with the filing requirements of Section 16(a) during 2003 with the exception of Mr. Haab who did not timely file a Form 5 reporting a gift of 4,000 shares.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table shows the compensation earned during the three most recently completed fiscal years by Main Street's Chief Executive Officer and the four other most highly compensated executive officers on a combined basis (including those employed by their respective subsidiaries) whose 2003 salary and bonus exceeded $100,000:

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long Term Compensation Awards
(a)	(b)	(c)	(d)		(e)	(g)	(i)
Name and Principal Position with Main Street	Year	Salary($)	Bonus($)(1)		Other($)(2)	Securities Underlying Options/SARs(3)	All Other Compensation ($)
Gregory B. Lykins(4) Chairman of the Board	2003 2002 2001	$142,692 140,000 138,461	$	— 90,000 60,000	$11,035 7,552 6,818	5,000 5,000 5,250	$22,002 24,548 20,956
Van A. Dukeman(5) President and Chief Executive Officer	2003 2002 2001	$254,808 215,000 212,692	$	— 150,000 65,000	$7,553 4,806 4,206	5,000 5,000 5,250	$22,014 23,245 17,878
David B. White(6) Executive Vice President, Treasurer and Chief Financial Officer	2003 2002 2001	$133,029 125,000 123,462		$12,000 35,000 22,500	$6,006 4,009 3,517	4,000 3,000 3,150	$14,917 13,882 12,026
Robert F. Plecki, Jr.(7) President and Chief Operating Officer, BankIllinois	2003 2002 2001	$133,029 122,692 79,231		$12,000 35,000 22,500	$355 154 88	4,000 3,000 3,150	$12,519 13,497 8,140
Christopher M. Shroyer(8) President and Chief Executive Officer, The First National Bank of Decatur	2003 2002 2001	$130,250 125,000 116,346		$12,000 40,000 40,000	— — —	4,000 3,000 3,150	$11,773 12,176 11,019

(1)
Historically bonuses have been paid in the calendar year for financial performance in that year. Beginning in 2003, Main Street and its subsidiaries began paying executive incentive bonuses in the 1st quarter of the following year.

(2)
Represents above-market interest on deferred compensation.

(3)
As adjusted for stock dividends in 2001.

(4)
All other compensation includes Main Street's contributions under its 401(k) Plan, Non-Qualified Retirement Plan, Profit Sharing Plan and amounts paid for premiums on insurance policies with respect to Mr. Lykins. These amounts were $3,669, $2,285, $8,500 and $6,502 in 2001; $5,216, $1,185, $11,000 and $7,147 in 2002; and $1,427, $3,874, $6,828 and $9,873 in 2003.

(5)
All other compensation includes Main Street's contributions under its 401(k) Plan, Non-Qualified Retirement Plan, Profit Sharing Plan and amounts paid for premiums on insurance policies with respect to Mr. Dukeman. These amounts were $5,250, $3,081, $8,500 and $1,047 in 2001; $5,250, $5,700, $11,000 and $1,295 in 2002; and $2,548, $5,096, $11,000 and $3,370 in 2003.

(6)
All other compensation includes Main Street's contributions under its 401(k) Plan, Non-Qualified Retirement Plan, Profit Sharing Plan and amounts paid for premiums on insurance policies with respect to Mr. White. These amounts were $3,243, $1,903, $6,530 and $350 in 2001; $4,387, $1,230, $7,915 and $350 in 2002; and $1,330, $4,612, $6,365 and $2,610 in 2003.

(7)
All other compensation includes Main Street's contributions under its 401(k) Plan, Non-Qualified Retirement Plan, Profit Sharing Plan and amounts paid for premiums on insurance policies with respect to Mr. Plecki.

  These amounts were $2,193, $946, $5,001, and $0 in 2001; $3,886, $938, $8,673, and $0 in 2002; and $1,331, $2,954, $7,025 and $1,209 in 2003.

(8)
All other compensation includes Main Street's contributions under its 401(k) Plan, Profit Sharing Plan and amounts paid for premiums on insurance polices with respect to Mr. Shroyer. These amounts were $3,202, $7,817, and $0 in 2001; $3,042, $9,075 and $59 in 2002 and $3,604, $7,164 and $1,005 in 2003.

Stock Option Information

        The following table sets forth certain information concerning the number and value of stock options granted in the last fiscal year to the individuals named in the Summary Compensation Table. The options granted and potential values realized are as of December 31, 2003.

OPTION GRANTS IN LAST FISCAL YEAR

							Potential realizable value at assumed annual rates of stock price appreciation for option term
(a)	(b)	(c)		(d)		(e)	(f)		(g)
Name	Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year		Exercise or Base Price ($/Sh)		Expiration Date	5%		10%
Gregory B. Lykins	5,000	5.56%			$24.80	3/18/13		$77,983		$197,624
Van A. Dukeman	5,000	5.56%			$24.80	3/18/13		$77,983		$197,624
David B. White	3,000 1,000	3.33 1.11	% %	$ $	24.80 24.85	3/18/13 4/15/13	$ $	46,790 15,628	$ $	118,574 39,605
Robert F. Plecki, Jr.	3,000 1,000	3.33 1.11	% %	$ $	24.80 24.85	3/18/13 4/15/13	$ $	46,790 15,628	$ $	118,574 39,605
Christopher M. Shroyer	3,000 1,000	3.33 1.11	% %	$ $	24.80 24.85	3/18/13 4/15/13	$ $	46,790 15,628	$ $	118,574 39,605

(1)
The options vest ratably over a three-year period. Options will vest in their entirety upon the occurrence of a change in control.

        The following table sets forth certain information concerning the exercisable and nonexercisable stock options at December 31, 2003, held by the individuals named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
OPTION VALUES

(a)	(b)	(c)	(d)		(e)
			Number of Securities Underlying Unexercised Options at FY-End		Value of Unexercised In-the-Money Options at FY-End
	Shares Acquired on Exercise	Value Realized
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Gregory B. Lykins	—	$—	14,688	6,074	$180,585	$52,907
Van A. Dukeman	—	$—	14,688	6,074	$180,585	$52,907
David B. White	3,472	$34,512	9,050	4,407	$109,806	$36,436
Robert F. Plecki, Jr.	—	$—	12,522	4,407	$148,832	$36,436
Christopher M. Shroyer	—	$—	5,743	4,407	$68,039	$36,436

Employment Agreements

        Main Street has entered into employment agreements with certain of its executive officers, including, Messrs. Lykins, Dukeman, Plecki, and White, and The First National Bank of Decatur has entered into an employment agreement with Mr. Shroyer. Each employment agreement provides for an initial term of one year and, at the end of its initial term as well as any subsequent term, is automatically extended for one year until either we or the employee gives written notice to the contrary. Each agreement terminates upon the employee's death, disability, discharge for cause or in the event of "constructive discharge" or a change of control (as defined in the employment agreements). The employment agreements are also terminable by the employee or us upon 90 days notice to the other party.

        The employment agreements set forth the salaries, bonuses and benefits to be provided to the respective officer and provide for severance payments in the event employment is terminated by us without cause or in the event of a "constructive discharge." The "severance payment" each officer would be entitled to receive in such a case equals the sum of the applicable base salary, the officer's most recent performance bonus and the value of contributions under retirement and employee benefit plans that would have been made through the term of the agreement.

        In the event employment is terminated within one year of a change of control, or at any time by us or our successor for any reason other than death or disability, Messrs. Plecki, White and Shroyer would be entitled to receive two times the severance payment and Messrs. Lykins and Dukeman would be entitled to receive the greater of $900,000 or three times the severance payment. The amounts payable upon a change of control are subject to reduction, if necessary, to prevent certain adverse tax treatment. Additionally, if either Mr. Lykins or Mr. Dukeman is terminated without cause, or terminated due to disability or death within eighteen months prior to a change of control, he will receive the greater of $900,000 or three times the severance payment. They will also be entitled to receive health benefits for a period of three years following the termination.

        The employment agreements also provide that the respective officer may not compete within a 50-mile radius of Main Street's or The First National Bank of Decatur's main office, or against Main Street or The First National Bank of Decatur or any successor, for one year following the termination of their employment agreement. Each employment agreement also requires us to indemnify and to advance certain legal expenses to the covered employee to the maximum extent permitted by law.

Compensation Committee Interlocks and Insider Participation

        Main Street's Compensation Committee establishes compensation and benefits for the Chief Executive Officer and reviews and recommends compensation and benefits for other executive officers and senior management of Main Street and of the subsidiaries. During 2003, no executive officer served on the board of directors or compensation committee of any other corporation with respect to which any member of the compensation committee was engaged as an executive officer. No member of the Compensation Committee was a Main Street employee in 2003 and none was formerly a Main Street executive officer.

Compensation Committee Report on Executive Compensation

        The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Main Street shall not be deemed to include the following report unless the report is specifically stated to be incorporated by reference into such document.

        Main Street's compensation program is administered by the Compensation Committee. In determining appropriate levels of executive compensation, the committee has at its disposal independent reference information regarding compensation ranges and levels for executive positions in comparable companies. In determining compensation to be paid to executive officers, including the compensation of Mr. Dukeman, our Chief Executive Officer, primary consideration is given to quality, long-term earnings growth accomplished by achieving both financial and non-financial goals such as earnings per share, return on assets and return on equity. The objectives of this philosophy are to:

  •
  encourage consistent and competitive return to shareholders,

  •
  reward Main Street and individual performances,

  •
  provide financial rewards for performance by those having a significant impact on corporate profitability, and

  •
  provide competitive compensation in order to attract and retain key personnel.

        There are three basic components to the total compensation of all key executives, including the chief executive officer's: base salary, incentive bonus and long-term incentive compensation. The salary component is reflective of levels of responsibility, authority and performance, relative to similar positions in the banking industry. The incentive portion is related to financial performance, as measured by net income, return on average assets, and other financial factors, and Main Street's performance relative to its long term goals. Although certain financial performance goals for 2003 were not met, the committee did grant bonuses to executive officers and other employees at a reduced level. At the request of Mr. Dukeman, the committee did not recommend a bonus for him in 2003. Main Street maintains the stock incentive plan to reward senior executives of Main Street for outstanding performance and to help Main Street attract and retain qualified personnel in key positions. The stock incentive plan is further designed to give key employees a proprietary interest in Main Street as an incentive to contribute to the success of Main Street. Awards under the plan are determined by the compensation committee based on each respective officer's level of responsibility, overall performance and significance to Main Street's future growth and profitability.

        In 2003, the compensation paid to Mr. Dukeman, as President and Chief Executive Officer, as shown in the summary compensation table above, was based upon the committee's satisfaction with Main Street's overall financial performance, including its net income and return on average assets, as well as his individual performance as President and Chief Executive Officer. At his request, the committee did not recommend an incentive bonus for Mr. Dukeman.

Roy V. VanBuskirk (Chair) David J. Downey Larry D. Haab Frederic L. Kenney August C. Meyer, Jr.

Shareholder Return Performance Presentation

        The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Main Street shall not be deemed to include the following graph and related information unless it is specifically stated to be incorporated by reference into such document.

        The following graph shows a comparison of cumulative total returns for Main Street, the Nasdaq Stock Market and an index representing all publicly traded banks, thrifts or financial service companies located in Iowa, Illinois, Indiana, Kansas, Kentucky, Michigan, Minnesota, Missouri, North Dakota, Nebraska, Ohio, South Dakota and Wisconsin. Because the Securities and Exchange Commission considers BankIllinois Financial as the continuing entity for accounting purposes as a result of the merger with First Decatur into Main Street in 2000, the following graph uses the performance of BankIllinois Financial from December 31, 1998 through the effective date of the merger, March 23, 2000. Therefore, the performance of Main Street as presented, also presents the performance of BankIllinois Financial's common stock for that period.

        The cumulative total shareholder return computations assume the investment of $100 on December 31, 1998. Figures for BankIllinois Financial's and Main Street's common stock represent inter-dealer quotations, without retail markups, mark downs or commissions and do not necessarily represent actual transactions. The graph was prepared at our request by SNL Securities L.C., Charlottesville, Virginia.

Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Main Street Trust, Inc.(1)	$100.00	$107.98	$82.59	$99.14	$132.08	$172.90
Nasdaq—Total US	100.00	185.95	113.19	89.65	61.67	92.90
SNL Midwest Bank Index	100.00	78.57	95.15	97.24	93.80	120.07

(1)
Until March 23, 2000, the performance of BankIllinois Financial, the predecessor of Main Street for accounting purposes, is presented.

AUDIT COMMITTEE REPORT

        The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Main Street shall not be deemed to include the following report unless the report is specifically stated to be incorporated by reference into such document.

        The Audit Committee assists the Board of Directors in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Audit Committee also reviews the audited financial statements and recommends to the Board of Directors that they be included in our annual report on Form 10-K. The Audit Committee is comprised solely of "independent" directors, as that term is defined by Nasdaq and the Securities and Exchange Commission.

        The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2003 with our management and McGladrey & Pullen, LLP, our independent auditors. The committee has also discussed with McGladrey & Pullen, LLP the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from McGladrey & Pullen, LLP required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). Based on the review and discussions with management and McGladrey & Pullen,LLP, the committee has recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ending December 31, 2003 for filing with the Securities and Exchange Commission.

H. Gale Zacheis (Chair) Gene A. Salmon Thomas G. Sloan Roy V. VanBuskirk

INDEPENDENT PUBLIC ACCOUNTANTS

        Representatives of McGladrey & Pullen, LLP, are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Accountant Fees

        Audit Fees.    The aggregate amount of fees billed by McGladrey & Pullen, LLP for its audit of Main Street's annual financial statements for 2003 and 2002 were $95,020 and $89,830. The audit services also include the review of financial statements included in our quarterly reports on Form 10-Q and other services normally performed by independent auditors in connection with statutory and regulatory filings.

        Audit Related Fees.    The aggregate amount of audit related fees billed by McGladrey & Pullen, LLP for 2003 and 2002 were $6,500 and $8,530. The majority of these services related to consultations concerning financial accounting or reporting standards and compliance with internal control reporting required by the Federal Deposit Insurance Corporation Improvement Act of 1991.

        Tax Fees.    The aggregate amounts of tax related services billed by RSM McGladrey, Inc., an affiliate of McGladrey & Pullen, LLP, for 2003 and 2002 were $27,215 and $16,560, for professional services rendered for tax compliance, tax advice and tax planning. The services provided also included assistance with the preparation of Main Street's tax return and guidance with respect to estimated tax payments.

        All Other Fees.    McGladrey & Pullen, LLP did not bill any other fees in 2003 or 2002.

        The Audit Committee, after consideration of the matter, does not believe that the rendering of these services by McGladrey & Pullen, LLP and its affiliate to be incompatible with maintaining its independence as our principal accountant.

Audit Committee Pre-Approval Policy

        Among other things, the Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditor. The Audit Committee has adopted a policy concerning the approval of the audit and permissible non-audit services to be provided by McGladrey & Pullen, LLP. On a case by case basis, audit or permissible non-audit services proposed to be performed are considered by and, if deemed appropriate, approved by the Audit Committee in advance of the performance of such services. All of the fees earned by McGladrey & Pullen, LLP described above were attributable to services pre-approved by the Audit Committee.

SHAREHOLDER NOMINATIONS AND PROPOSALS

Nominations of Directors

        In order for a shareholder nominee to be considered by the Nominating Committee to be its nominee and included in our proxy statement, the nominating shareholder must file a written notice of the proposed director nomination with our Corporate Secretary, at 100 W. University Avenue, Champaign, IL 61820, at least 120 days prior to the anniversary of the date the previous year's proxy statement was mailed to shareholders. Nominations must include the full name and address of the proposed nominee and a brief description of the proposed nominee's business experience for at least the previous five years. All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The committee may request additional information in order to make a determination as to whether to nominate the person for director.

        In accordance with our bylaws, a shareholder may otherwise nominate a director for election at an annual meeting of shareholders by delivering written notice of the nomination to our Corporate Secretary, at the above address, not less than 120 days nor more than 150 days prior to the first anniversary of the proxy statement mailing date for the previous year's annual meeting. The shareholder's notice of intention to nominate a director must include: a) for each person to be nominated: (i) the name, age and business and residence address of each nominee; (ii) the principal occupation or employment of each nominee; (iii) the class and number of shares of stock owned by the nominee on the date of the notice; and (iv) any information that would be required to be disclosed on Schedule 13D pursuant to Regulation 13D under the Securities Exchange Act, in connection with the acquisition of stock, and pursuant to Regulation 14A under the Securities Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether the person is subject to the provisions of such regulations; and b) as to the shareholder giving notice: (i) the name and address of record of the nominating shareholder and the names and addresses of any other shareholders supporting each respective nominee; and (ii) the class and number of shares of stock owned by the nominating shareholder and any other shareholders supporting the nominees on the date of the notice. We may request additional information after receiving the notification for the purpose of determining the proposed nominee's eligibility to serve as a director. Persons nominated for election to the Board pursuant to this paragraph will not be included in our proxy statement.

Other Shareholder Proposals

        To be considered for inclusion in our proxy statement and form of proxy for our 2005 annual meeting of shareholders, shareholder proposals must be received by our Corporate Secretary no later than December 6, 2004, and must otherwise comply with the notice and other provisions of our bylaws, as well as Securities and Exchange Commission rules and regulations.

        For proposals to be otherwise brought by a shareholder and voted upon at an annual meeting, the shareholder must file written notice of the proposal to our Corporate Secretary not later than 120 days nor earlier than 150 days prior to the first anniversary of the proxy statement mailing date for the previous year's annual meeting. The shareholder's notice must set forth: (a) as to the proposed business: (i) a brief description of the business; (ii) the reasons for conducting the business at the annual meeting; (iii) any material interest the shareholder has in the business; and (iv) the beneficial owner, if any, on whose behalf the proposal is made; and (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposed business is to be brought: (i) the name and address of record of the shareholder and beneficial owner; and (ii) the class and number of shares of stock owned beneficially and of record by the shareholder and beneficial owner.

By order of the Board of Directors

Van A. Dukeman President and Chief Executive Officer
Champaign, Illinois April 6, 2004

ALL SHAREHOLDERS ARE URGED TO SIGN
AND MAIL THEIR PROXIES PROMPTLY

MAIN STREET TRUST, INC.
PROXY FOR COMMON SHARES ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF THE SHAREHOLDERS
TO BE HELD MAY 11, 2004

        The undersigned hereby appoints Gregory B. Lykins and Van A. Dukeman, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of common stock that the undersigned would be entitled to vote if then personally present at the annual meeting of the shareholders of Main Street Trust, Inc., to be held at The Forum at Carle, 611 West Park Street, in Urbana, Illinois on Tuesday, May 11, 2004, at 7:00 p.m., local time, or any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement, receipt of which is hereby acknowledged, as follows:

1.	ELECTION OF DIRECTORS:
	FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below
	☐	☐
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)
	For a term of one year:	David J. Downey, Van A. Dukeman, Larry D. Haab, Frederic L. Kenney, Gregory B. Lykins, August C. Meyer, Jr., Gene A. Salmon, George T. Shapland,, Thomas G. Sloan, H. Gale Zacheis, M.D.
2.	In accordance with their discretion, upon all other matters that may properly come before said meeting and any adjournments or postponements of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED UNDER PROPOSAL 1.

Dated:	, 2004
Signature(s)

NOTE: PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 11, 2004
PROXY STATEMENT
ANNUAL MEETING AND VOTING INFORMATION
ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
INDEPENDENT PUBLIC ACCOUNTANTS
SHAREHOLDER NOMINATIONS AND PROPOSALS